Exhibit 99.1
Ambac Reports Third Quarter 2023 Results
NEW YORK, NY, November 7, 2023 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported its results for the third quarter ended September 30, 2023.
•Net income of $66 million or $1.41 per diluted share and Adjusted net income of $94 million or $2.00 per diluted share
•Legacy Financial Guarantee segment generated net income of $66 million in third quarter of 2023
•Specialty P&C Insurance ("Everspan") wrote gross premium of $77 million, up 160% from the third quarter of 2022 and produced its first quarterly pre-tax profit
•Insurance Distribution ("Cirrata") premiums placed of $62 million, up 119% from the third quarter of 2022
•Book Value per share of $28.00 was up 1% and Adjusted Book Value per share of $27.90 was up 3%, from June 30, 2023

Claude LeBlanc, President and Chief Executive Officer, stated, “Working with our Wisconsin regulator, the capital model for Ambac Assurance Corporation ("AAC") has been substantially completed. This has allowed us to finalize our internal evaluation of the strategic options I previously laid out for the legacy financial guarantee business, and as a result, we have appointed Moelis & Company along with other external advisors to actively discuss such strategic options with interested parties."
LeBlanc continued, "During the quarter we continued to execute on our P&C growth strategy, and I am very pleased that Everspan produced positive pre-tax income for the first time, consistent with our prior guidance. Combined premium production across both Everspan and Cirrata grew by 140% over last year to $140 million in the quarter and exceeded $450 million over the last four quarters. For 2024 we are now targeting over $700 million of premium production with attractive margins in our P&C businesses, subject to market conditions."

Ambac's Third Quarter 2023 Summary Results
			B (W) Percent
($ in millions, except per share data)[1]	3Q2023	3Q2022
Gross written premium	$79.6	$16.3	389%
Net premiums earned	18.3	10.8	69%
Commission income	14.6	7.0	108%
Program fees	2.4	0.9	177%
Net investment income (loss)	30.4	10.7	184%
Pretax income	67.5	342.5	(80)%
Net income attributable to common stockholders	65.9	340.0	(81)%
Net income (loss) attributable to common stockholders per diluted share[2,3]	$1.41	$7.41	(81)%
EBITDA[2,4]	90.8	397.3	(77)%
Adjusted net income (loss) [2]	93.6	339.4	(72)%
Adjusted net income (loss) per diluted share [2,3]	$2.00	$7.40	(73)%
Weighted-average diluted shares outstanding (in millions)	46.8	45.8	(2)%

Ambac's Third Quarter 2023 Summary Results
	September 30, 2023	June 30, 2023	B(W)
($ in millions, except per share data)1			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,265.2	$1,249.9	$15.3	1%
Total Ambac Financial Group, Inc. stockholders' equity per share	$28.00	$27.59	$0.41	1%
Adjusted book value[1,2]	$1,260.5	$1,222.0	$38.5	3%
Adjusted book value per share [1,2]	$27.90	$26.97	$0.93	3%
(1) Some financial data in this press release may not add up due to rounding
(2) See Non-GAAP Financial Data section of this press release for further information

(3) Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(4) EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.6 and $0.3 for the three months ended September 30, 2023 and 2022, respectively.

Results of Operations by Segment
Specialty Property & Casualty Insurance Segment

	Three Months Ended September 30,
($ in millions)	2023	2022	% Change
Gross premiums written	$77.5	$29.8	160%
Net premiums written	$24.8	$5.6	341%
Net premiums earned	$12.2	$4.2	192%
Program fees earned	$2.4	$0.9	176%
Losses and loss expense	$9.5	$2.7	249%
Pretax income (loss)	$0.1	$(1.5)	109%
•Everspan generated positive pre-tax income and EBITDA for the first time in third quarter of 2023.
•MGA programs partners increased to 20 from 16 in the second quarter of 2023 and 13 in third quarter of 2022.
•Gross premium written of $77.5 million in the third quarter of 2023 increased 160% compared to the prior year period as Everspan continues to grow and diversify its program business partners.
•Net premium written of $24.8 million in the third quarter of 2023 increased 341% compared to the prior year period as Everspan took advantage of an opportunity to expand into Workers Compensation via an assumed reinsurance transaction.
•Net premiums earned of $12.2 million in the third quarter of 2023 was up 192% over the third quarter of 2022 reflecting the net premium written growth at Everspan over the last year.
•The losses and loss expense ratio for the third quarter of 2023 was 78.0% compared to 65.2% for the third quarter of 2022, primarily due to higher commercial auto claims frequency. Excluding prior period development, our selected loss ratio was 70.9% for the third quarter of 2023 versus 64.0% in third quarter 2022. The increase in loss and loss expense ratio was partially mitigated by a benefit in sliding scale commissions recognized through net acquisition costs as reflected in the expense ratio.

•Expense ratio(1) of 28.5% for the third quarter of 2023 was down from 82.6% in the prior year period. The sliding scale benefit noted above reduce the expense ratio by 8.1% in the third quarter of 2023 compared to 3.0% in the prior year period.
(1) Expense Ratio is defined as acquisition costs and general and administrative expenses, reduced by program fees divided by net premiums earned
Insurance Distribution Segment

	Three Months Ended September 30,
($ in millions)	2023	2022	% Change
Premiums placed	$62.2	$28.4	119%
Gross commissions	$14.6	$7.0	107%
Net commissions	$6.1	$2.8	117%
General and administrative expenses	$2.6	$1.5	78%
Pretax income	$2.4	$0.9	173%
EBITDA[1]	$3.5	$1.6	120%
Pretax income margin[2]	16.7%	12.3%	440	bps
EBITDA margin [3]	24.1%	22.0%	210	bps
(1) EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.6 and $0.3 for the three months ended September 30, 2023 and 2022, respectively.

(2) Represents Pretax income divided by total revenues
(3) See Non-GAAP Financial Data section of this press release for further information
•Premium placed grew $33.8 million over the third quarter of 2022 driven primarily by recent acquisitions and growth initiatives at existing business.
•Gross commission income, which is generated as a percentage of premium placed, grew by $7.6 million in the third quarter 2023 over the third quarter of 2022.
•Net commission income of $6.1 million, which is gross commission income less sub-producer commissions paid, grew by 117% over last year; largely in-line with the change in premiums placed.
•General and administrative expenses of $2.6 million in the third quarter of 2023 compared to $1.5 million in the prior year period, which trailed the growth in net commissions during the period.
•EBITDA of $3.5 million for the quarter was up 120% over third quarter of 2022; EBITDA Margin of 24.1% for the quarter compared to 22.0% last year was favorably impacted by recent acquisitions.

Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $140 million in the third quarter of 2023, an increase of 140% from the third quarter of 2022.
Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended September 30,
($ in millions)	2023	2022	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$77.5	$29.8	160%
Insurance Distribution Premiums Placed	62.2	28.4	119%
Specialty P&C Insurance Production	$139.7	$58.2	140%
Legacy Financial Guarantee Insurance Segment

	Three Months Ended September 30,
($ in millions)	2023	2022	% Change
Normal Net Premiums Earned	$6.0	$8.3	(28)%
Accelerated Net Premiums Earned	$0.1	$(1.7)	106%
Net premiums earned	$6.1	$6.6	(8)%
Net investment income	$26.7	$9.3	188%
Losses and loss adjustment expenses	$(85.8)	$(356.1)	(76)%
General and administrative expenses	$35.5	$19.5	(82)%
Pretax income (loss)	$69.2	$348.7	(80)%
EBITDA[1]	$91.3	$402.8	(77)%
(1)See Non-GAAP Financial Data section of this press release for further information
•Net premiums earned of $6.1 million in the third quarter of 2023 decreased from $6.6 million in the prior year period. This reduction is mainly the result of proactive de-risking transactions and run-off of the insured portfolio.
•Net investment income of $26.7 million increased 188% over third quarter of 2022 on higher yields and improved pooled fund performance.

•Losses and loss adjustment expenses for the third quarter of 2023 were a $85.8 million benefit, compared to a $356.1 million benefit in the third quarter of 2022, which was favorably impacted by the litigation settlement with Bank of America.
•General and administrative expenses for the third quarter of 2023 included a $17 million increase in defensive litigation expenses and accruals compared to third quarter 2022.
•WLACC decreased 4.6% (3.7%, excluding the impact of FX) to $5.8 billion in third quarter of 2023, from June 30, 2023.
•NPO declined 4.0% (2.5%, excluding the impact of FX) during the quarter to $19.5 billion from $20.4 billion at June 30, 2023.

Consolidated Financial Information
Net Premiums Earned
During the third quarter of 2023, net premiums earned of $18 million increased 69% compared to the third quarter of 2022. Significant growth in the Specialty P&C businesses more than off-set the reduction in the Legacy FG business.
Net Investment Income
Net investment income for the third quarter of 2023 was $30 million compared to net investment income of $11 million for the third quarter of 2022.
The increase in net investment income in the third quarter of 2023 compared to the third quarter of 2022 was driven by improved performance on pooled fund investments and higher yields on core long-term investments.
Losses and Loss Expenses(Benefit)
Incurred Losses (Benefit) for the third quarter of 2023 were $(76) million, compared to a $(353) million for the third quarter of 2022.
The Incurred Benefit for the third quarter of 2023 was driven primarily by RMBS recoveries and the positive impact of higher discount rates in the Legacy Financial Guarantee business which more than off-set the higher losses in the Specialty P&C business. This compared to the third quarter of 2022 which primarily benefited from the litigation settlement with Bank of America.
General and Administrative Expenses
General and administrative expenses for the third quarter 2023 were $49 million compared to $31 million in the third quarter of 2022. The increase was attributable to defensive litigation related expenses at the Legacy Financial Guarantee business and higher headcount associated with growth in the P&C businesses.
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee businesses, had net assets of $209 million as of September 30, 2023. Assets included cash and liquid securities of $159 million and other investments of $31 million.
Capital Activity
During the quarter 120,068 shares were repurchased at an average price of $12.94 per share.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at September 30, 2023, was $1,265 million, or $28.00 per share compared to $1,250 million or $27.59 per share as of June 30, 2023. The change was primarily due to the net income attributable to common shareholders of $66 million, somewhat off-set by net unrealized investment losses of $23 million and foreign exchange translation loss of $29.0 million.

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income, Adjusted Book Value and EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Adjusted Net Income (Loss) — We define Adjusted Net Income (Loss) as net income (loss) attributable to common stockholders adjusted to reflect the following items: (i) net investment (gains) losses, including impairments; (ii) amortization of intangible assets; (iii) litigation costs, including attorneys fees and other expenses to defend litigation against the Company, excluding loss adjustment expenses; (iv) foreign exchange (gains) losses; (v) workforce change costs, which primarily include severance and other costs related to employee terminations; and (vi) net (gain) loss on extinguishment of debt. Adjusted Net Income is also adjusted for the effect of the above items on both income taxes and noncontrolling interests. The income tax effects are determined by applying the statutory tax rate in each jurisdiction that generate these adjustments. The noncontrolling interest adjustments relate to subsidiaries where Ambac does not own 100%
Adjusted Net Income was $93.6 million, or $2.00 per diluted share, for the third quarter 2023 compared to an Adjusted Net Income of $339.4 million, or $7.40 per diluted share, for the third quarter of 2022.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Net Income (Loss), for the three-month periods ended September 30, 2023 and 2022, respectively:

	Three Months Ended September 30,
	2023		2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$65.9	$1.41	$340.0	$7.41
Adjustments:
Net investment (gains) losses, including impairments	(0.8)	(0.02)	(14.4)	(0.31)
Intangible amortization	7.2	0.15	5.8	0.13
Litigation costs	20.6	0.44	3.9	0.08
Foreign exchange (gains) losses	0.5	0.01	2.3	0.05
Workforce change costs	0.2	—	0.3	0.01
Net (gain) loss on extinguishment of debt	—	—	—	—
	93.6	1.99	337.9	7.37
Income tax effects	0.3	0.01	1.6	0.03
Net (gains) attributable to noncontrolling interests	(0.2)	—	(0.1)	—
Adjusted Net Income (Loss)	$93.6	$2.00	$339.4	$7.40
Weighted-average diluted shares outstanding (in millions)		46.8		45.8
(1)Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

EBITDA — We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended September 30, 2023
Net income (loss)	$66.2	$0.1	$2.4	$(2.5)	$66.3
Adjustments:
Interest expense	15.8	—	—	—	15.8
Income taxes	3.0	—	—	(1.8)	1.2
Depreciation	0.3	—	—	—	0.3
Amortization of intangible assets	6.1	—	1.1	—	7.2
EBITDA (2)	$91.3	$0.1	$3.5	$(4.2)	$90.8
Three Months Ended September 30, 2022
Net income (loss)	$346.4	$(1.5)	$0.9	$(5.6)	$340.2
Adjustments:
Interest expense	48.6	—	—	—	48.6
Income taxes	2.3	—	—	(0.1)	2.3
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	5.1	—	0.7	—	5.8
EBITDA (2)	$402.8	$(1.5)	$1.6	$(5.6)	$397.3
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.6 and $0.3 for the three and nine months ended September 30, 2023 and 2022, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.
EBITDA margin — We define EBITDA margin as EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”), net of income taxes.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this, tax planning strategies and other considerations, we utilized a 0% effective tax rate for non-GAAP operating adjustments to Adjusted Book.

Adjusted book value was $1,261 million, or $27.90 per share, at September 30, 2023, as compared to $1,250 million, or $26.97 per share, at June 30, 2023. The increase is primarily as a result of net income in the quarter, partially offset by F(x) translation losses.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	September 30, 2023		June 30, 2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,265.2	$28.00	$1,249.9	$27.59
Adjustments:
Insurance intangible asset	(249.1)	(5.51)	(258.2)	(5.70)
Net unearned premiums and fees in excess of expected losses	154.5	3.42	163.6	3.61
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	89.9	1.99	66.6	1.47
Adjusted book value	$1,260.5	$27.90	$1,222.0	$26.97
Shares outstanding (in millions)		45.2		45.3
Earnings Call and Webcast
On November 8, 2023 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2023 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through November 22, 2023, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13737443
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) our inability to generate the significant amount of cash needed to service our debt and financial obligations, and our inability to refinance our indebtedness; (8) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (9) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts, on significant portions of our insured portfolio; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with Ambac's insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (24) adverse impacts from changes in prevailing interest rates; (25) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (26) risks associated with the discontinuance of the London Inter-Bank Offered Rate; (27) factors that may negatively influence the amount of installment premiums paid to Ambac; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (29) the Company’s ability to adapt to the rapid pace of regulatory change; (30) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (31) system security risks, data protection breaches and cyber attacks; (32) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (33) failures in services or products provided by third parties; (34) political developments that disrupt the economies where the Company has insured exposures; (35) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (36) fluctuations in foreign currency exchange rates; (37) failure to realize our business expansion plans or failure of such plans to create value; (38) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (39) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (40) disintermediation within the insurance industry or greater competition from technology-based insurance solutions; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (42) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
	September 30,
($ in millions, except share data)	2023	2022
Revenues:
Net premiums earned	$18	$11
Commission income	15	7
Program fees	2	1
Net investment income (loss)	30	11
Net investment gains (losses), including impairments	1	14
Net gains (losses) on derivative contracts	4	37
Income (loss) on variable interest entities	1	(1)
Other income	2	—
Total revenues and other income	74	80
Expenses:
Losses and loss adjustment expenses	(76)	(353)
Amortization of deferred acquisition costs, net	2	1
Commission expense	8	4
General and administrative expenses	49	31
Intangible amortization	7	6
Interest expense	16	49
Total expenses	6	(262)
Pretax income	68	342
Provision for income taxes	1	2
Net income	66	340
Less: net (gain) loss attributable to noncontrolling interest	—	—
Net income attributable to common stockholders	$66	$340

Net income (loss) per basic share	$1.44	$7.50
Net income (loss) per diluted share	$1.41	$7.41

Weighted-average number of common shares outstanding:
Basic	45,635,373	45,307,019
Diluted	46,810,735	45,846,405

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	September 30, 2023	December 31, 2022
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,651 and $1,469)	$1,556	$1,395
Fixed maturity securities - trading	28	59
Short-term investments, at fair value (amortized cost: $421 and $507)	421	507
Short-term investments pledged as collateral, at fair value (amortized cost: $27 and $64)	27	64
Other investments (includes $449 and $556 at fair value)	461	568
Total investments (net of allowance for credit losses of $2 and $0)	2,492	2,593
Cash and cash equivalents (including $13 and $14 of restricted cash)	46	44
Premium receivables (net of allowance for credit losses of $4 and $5)	278	269
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	172	115
Deferred ceded premium	205	124
Deferred acquisition costs	8	3
Subrogation recoverable	179	271
Derivative assets	15	27
Intangible assets, less accumulated amortization	312	326
Goodwill	70	61
Other assets	94	84
Variable interest entity assets:
Fixed maturity securities, at fair value	1,948	1,967
Restricted cash	256	17
Loans, at fair value	1,551	1,829
Derivative and other assets	220	241
Total assets	$7,847	$7,973
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$407	$372
Loss and loss adjustment expense reserves	850	805
Ceded premiums payable	95	39
Deferred program fees and reinsurance commissions	7	5
Long-term debt	505	639
Accrued interest payable	462	427
Derivative liabilities	22	38
Other liabilities	168	163
Variable interest entity liabilities:
Long-term debt (includes $2,535 and $2,788 at fair value)	2,699	3,107
Derivative liabilities	1,038	1,048
Other liabilities	255	5
Total liabilities	6,507	6,647
Redeemable noncontrolling interest	22	20
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,659,144 and 46,658,990	—	—
Additional paid-in capital	286	274
Accumulated other comprehensive income (loss)	(262)	(253)
Retained earnings	1,257	1,245
Treasury stock, shares at cost: 1,471,817 and 1,685,233	(17)	(15)
Total Ambac Financial Group, Inc. stockholders’ equity	1,265	1,252
Nonredeemable noncontrolling interest	53	53
Total stockholders’ equity	1,318	1,305
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$7,847	$7,973

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

($ in millions)	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended September 30, 2023
Gross premiums written	$2.1	$77.5			$79.6
Net premiums written	2.5	24.8			27.2
Revenues:
Net premiums earned	6.1	12.2			18.3
Commission income			$14.6		14.6
Program fees		2.4			2.4
Net investment income (loss)	26.7	1.0		$2.6	30.4
Net investment gains (losses), including impairments	0.8	—		—	0.8
Net gains (losses) on derivative contracts	4.4			—	4.4
Net realized gains on extinguishment of debt	—				—
Other income	3.0	(0.1)	0.1	—	3.0
Total revenues and other income	40.9	15.5	14.6	2.6	73.8
Expenses:
Losses and loss adjustment expenses	(85.8)	9.5			(76.3)
Commission expense			8.5		8.5
Amortization of deferred acquisition costs, net	—	2.0			1.9
General and administrative expenses	35.5	3.9	2.6	6.8	48.9
Total expenses included for EBITDA	(50.4)	15.4	11.1	6.8	(17.1)
EBITDA	91.3	0.1	3.5	(4.2)	90.8
Add: Interest expense	15.8		—		15.8
Add: Depreciation expense	0.3	—	—	—	0.3
Add: Intangible amortization	6.1		1.1		7.2
Pretax income	69.2	0.1	2.4	(4.2)	67.5
Income tax expense (benefit)	3.0	—	—	(1.8)	1.2
Net income (loss)	$66.2	$0.1	$2.4	$(2.5)	$66.3

Three Months Ended September 30, 2022
Gross premiums written	$(13.5)	$29.8			$16.3
Net premiums written	(6.1)	5.6			(0.4)
Revenues:
Net premiums earned	6.6	4.2			10.8
Commission income			$7.0		7.0
Program fees		0.9			0.9
Net investment income (loss)	9.3	0.5		$1.0	10.7
Net investment gains (losses), including impairments	14.4	—		—	14.4
Net gains (losses) on derivative contracts	37.5			(0.3)	37.2
Other income	(1.3)	0.1	0.3	—	(0.9)
Total revenues and other income	66.5	5.6	7.3	0.7	80.1
Expenses:
Losses and loss adjustment expenses	(356.1)	2.7			(353.4)
Amortization of deferred acquisition costs, net	0.3	1.0			1.3
Commission expense			4.2		4.2
General and administrative expenses	19.5	3.3	1.5	6.3	30.6
Total expenses included for EBITDA	(336.3)	7.1	5.7	6.3	(317.3)
EBITDA	402.8	(1.5)	1.6	(5.6)	397.3
Add: Interest expense	48.6				48.6
Add: Depreciation expense	0.4	—	—	—	0.5
Add: Intangible amortization	5.1	—	0.7		5.8
Pretax income	348.7	(1.5)	0.9	(5.6)	342.5
Income tax expense (benefit)	2.3	—	—	(0.1)	2.3
Net income (loss)	$346.4	$(1.5)	$0.9	$(5.6)	$340.2